CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-255252 on Form S-1 of our report dated April 1, 2022, relating to the statutory basis financial statements of Union Security Insurance Company as of December 31, 2021 and for the year then ended, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 20, 2022